UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2012

ZEVOTEK, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

333-137210 (Commission File Number)	05-0630427 (IRS Employer Identification No.)
19 Sylvan Avenue, Second Floor Englewood Cliffs, New Jersey (principal executive offices)	07632 (Zip Code)

(201) 820-0357
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01                       Changes in Registrant’s Certifying Accountant.

On August 27, 2012, the registrant dismissed its independent auditor, RBSM LLP (“RBSM LLP”).

RBSM LLP’s reports on the registrant’s financial statements for the year ended June 30, 2011, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that RBSM LLP’s reports on the registrant’s Form 10-K for the year ended June 30, 2011, raised substantial doubt about its ability to continue as a going concern.

The decision to dismiss RBSM LLP was recommended by the registrant’s board of directors.

During the two most recent fiscal years and any subsequent interim period through August 27, 2012, there have not been any disagreements between the registrant and RBSM LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RBSM LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such periods.

Item 9.01.                      Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.  Not applicable.

(b)           Pro forma financial information.  Not applicable.

(c)           Shell company transaction.  Not applicable.

(d)           Exhibits.  Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2012	ZEVOTEK, INC.

By /s/ Jason Ryu
Jason Ryu, Chief Executive Officer